Exhibit 10.16

PUBLIC HEALTH SERVICE

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (L-068-02/0)

AMENDMENT L-068-02/1

This Amendment of the Exclusive Patent License L-068-02/0 (“Agreement”), L-068-02/1 (“Amendment”), is made between the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), or the Food and Drug Administration (“FDA”), hereinafter singly or collectively referred to as (“PHS”), agencies of the United States Public Health Service within the Department of Health and Human Services (“DHHS”) through the Office of Technology Transfer, NIH, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A., Procept, Inc., having offices at the address indicated on the Signature Page, hereinafter referred to as “Licensee”.

Whereas, PHS desires the Agreement to be amended a first time in order to resolve issues concerning the following:

(a) Paragraphs 1.02 and 4.01; (b) Appendix C; (b) Appendix G; (d) Appendix H of said Agreement; and

Whereas, PHS and Licensee are willing to amend the terms of the Agreement a first time to accommodate these issues.

Now Therefore, PHS and Licensee, intending to be bound, hereby agree that the following changes will be made to the Agreement:

1.                                       Amended Paragraph 1.02 will now read:

PHS, by executing interinstitutional agreements with PSU (L-067-02/0), and UC (L-086-02/0), has obtained the exclusive license, including the right to sublicense, the Licensed Patent Rights listed in Appendix A.  Once executed, the terms and conditions of this Agreement shall supersede, and thereby terminate the terms and conditions of the previous license agreement between Pacific Pharmaceuticals, Inc., (now Procept, Inc.) and PSU, made effective on February 6, 1998, provided that, the sublicense agreement, including its associated amendment, by and between AOI Pharmaceuticals, Inc. (“Sublicensee”) and Licensee made effective on October 13, 2000, and attached as Appendices G and H (such sublicense agreement, and its associated amendment, the “Sublicensee Agreement”), and the Amendment to this Agreement (L-068-02/1) shall continue to remain in full force and effect;

2.                                       Amended Paragraph 4.01 will now read:

Upon written approval by PHS, Licensee and Sublicensee may enter into sublicensing agreements under the Licensed Patent Rights.  Notwithstanding anything else stated herein, PHS acknowledges that this Agreement does not terminate, alter or supersede the Sublicensee Agreement that existed and continues to exist between Licensee and Sublicensee, and listed in Appendices G and H respectively, pursuant to Section 1.02 of this Agreement.   PHS hereby approves the Sublicensee Agreement in the event of termination of this Agreement under Article 13, as long as Sublicensee and all subtier sublicensees conform to, and are in compliance with, the terms and conditions set forth in this Agreement within ninety (90) days of the date Sublicensee receives notice of such termination;

3.                                       Amended Appendix C will now read:

Licensee agrees to pay PHS sublicensing royalties as follows:

•                  The greater of Twenty-Two and One-Half Percent (22.5%) of the royalties received by Licensee or any of its Affiliates from Net Sales by any sublicensee, including Sublicensee, of Licensed Products or Licensed Processes or One and Four Fifths Percent (1.8%) of Net Sales by any sublicensee(s), including any subtier licensing.

4.             Amendments to Appendix G are as follows:

(1) The sentence: “WHEREAS, Procept is party to a License Agreement with The Penn State Research Foundation (“Penn”) dated February 6, 1998, (the “Penn License Agreement”), a copy of which is attached hereto as Exhibit A, under which Procept is granted an exclusive worldwide license to certain Patent Rights (as defined therein) and Know-how (as defined therein) which are co-owned by Penn, the National Institutes of Health, Case Western Reserve University and the University of Chicago; is hereby modified in the following way:

•                  All references to Procept, Inc.,  (formerly Pacific Pharmaceuticals, Inc.) being party to a License Agreement with The Penn State Research Foundation no longer apply.  The terms and conditions of such a License Agreement are hereby replaced by the terms and conditions of this Agreement;

•                  “Patent Rights” as referred to in Appendix G will now be defined as “Licensed Patent Rights” as defined in Paragraph 2.07 of the Agreement;

•                  Any use of the term “know-how”, and any reference or terms regarding “Know-how” is hereby deleted and no longer apply;

•                  All references to Case Western Reserve University are hereby deleted and no longer apply.

(2) The term “fields of use” in paragraph 2.1 shall now be defined as the Licensed Fields of Use stated in Appendix B of said Agreement;

(3) Paragraph 5.1 shall now be amended to reference Appendix E of the Agreement as Benchmarks and Performance.

5.             Amendment to Item 1. of Appendix H shall now read:

AOIP shall now be bound by the terms of Article 4 of the Revised License Agreement;

6.                                       Appendix J, the Comprehensive Release Agreement, once executed, shall remain binding and in effect to all parties;

7.                                       All terms and conditions of the Agreement not herein amended remain binding and in effect;

8.                                       The Agreement and this Amendment constitute the entire understanding between PHS and Licensee and supersede all prior agreements and understandings with respect to the aforementioned amendments; and

9.                                       This Amendment is effective when signed by all parties.

SIGNATURES BEGIN ON NEXT PAGE

AMENDMENT TO PHS LICENSE AGREEMENT L-068-02/0

PHS AMENDMENT TO PATENT LICENSE AGREEMENT–EXCLUSIVE

SIGNATURE PAGE

For PHS:

/s/ Jack Spiegel	5/13/2002
Jack Spiegel, Ph.D.	Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer National Institutes of Health 6011 Executive Boulevard, Suite 325 Rockville, Maryland 20852-3804 U.S.A

For Licensee (Upon, information and belief, the undersigned expressly certify or affirm that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

PROCEPT, INC.
369 Lexington Avenue
10th Floor
New York, NY 10017

By: Salvatore A. Bucci

Name:	/s/ Salvatore A. Bucci

Title: President and Chief Executive Officer

Date:	5/17/02

ACKNOWLEDGEMENT AND ACCEPTANCE

AOI Pharmaceuticals, Inc. (“AOIP”), by its signature below, acknowledges and agrees to the following:

1.             AOIP shall be bound by the terms to this Amendment (L-068-02/1) to the Revised Licensing Agreement (L-068-02/0).

2.             AOIP shall be bound by the terms of Article 4 of the Revised License Agreement as amended by this Amendment (L-068-02/1).

3.             The Amendment (L-068-02/1) to the Revised License Agreement (L-068-02/0) serves as an Amendment to its Sublicensing Agreement with Procept, Inc.

For Sublicensee (Upon, information and belief, the undersigned expressly certify or affirm that the contents of any statements of Sublicensee made or referred to in this document are truthful and accurate.):

AOI PHARMACEUTICALS, INC.
An Access Oncology Company
750 Lexington Avenue
26th Floor
New York, NY 10022

By: Craig Henderson, M.D.

Name:	/s/ I. Craig Henderson

Title: Chief Executive Officer

Date:	5/21/02